Exhibit 10.2

投票协议

VOTING AGREEMENT

本投票协议（以下简称“本协议”）由华胜天成科技(香港)有限公司（以下简称“承诺人”或“华胜天成”）和ChaSerg Technology Acquisition Corp.（以下简称“母公司”）于2019年 11 月 13 日签署：

This Voting Agreement (this “Agreement”) is made as of November 13, 2019 by and between Teamsun Technology (HK) Limited (the “Covenantor” or “Teamsun”) and ChaSerg Technology Acquisition Corp. (“Parent”, together with the Covenanter, the “Parties”):

鉴于：

WHEREAS:

1.	华胜天成是一家在香港注册成立的有限公司，注册号码为0895726，注册地址为香港湾仔庄士敦道181号大有大厦9楼907室。

Teamsun is a company incorporated in Hong Kong with registered number 0895726 and registered office address at Room No. 907, 9th Floor, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong.

2.	Automated Systems Holdings Limited（以下简称“ASL”）为华胜天成控股的子公司，是一家在香港联合交易所有限公司(以下简称“联交所”)上市的公司（股票代码为00771）。 Grid Dynamics International, Inc.（以下简称“目标公司”）是ASL间接控股的子公司。

Automated Systems Holdings Limited (“ASL”) is listed on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) (stock code 00771), which is a subsidiary held by Teamsun. Grid Dynamics International, Inc. (the “Company”) is a subsidiary indirectly held by ASL.

3.	母公司是一家在美国纳斯达克证券市场上市的公司，股票代码为CTAC。

The Parent is a company listed on the NASDAQ under the symbol as CTAC.

4.	母公司、目标公司、CS Merger Sub 1 Inc. （一家于美国加利福尼亚州注册的公司，系母公司的全资子公司，以下简称“附属公司一”）和CS Merger Sub 2 LLC （一家于美国特拉华州注册的有限责任公司，系母公司的全资子公司，以下简称“附属公司二”，与附属公司一合称“附属公司”）拟在本协议签署之日签署一份协议及合并计划（及根据其条款不时的修订，以下简称“《合并协议》”），其中包括：根据《合并协议》中规定的条款和条件，以及California General Corporation Law (the “CGCL”), General Corporation Law of the State of Delaware (the “DGCL”) 及 Limited Liability Company Act of the State of Delaware 中适用的条款，（1）附属公司一将与目标公司合并并被目标公司吸收，目标公司存续（以下简称“第一次合并”），以及（2）目标公司将与附属公司二合并并被附属公司二吸收，附属公司二存续 （以下简称“第二步合并”，与第一次合并合称“本次合并”）。《合并协议》和其他附属文件所涉及的本次合并及其他相关交易合称为“本次交易”。

The Parent, the Company, CS Merger Sub 1 Inc., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub 1”) and CS Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”) propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Company, with the Company continuing as the surviving entity (the “Initial Merger”), and (ii) the Company will then merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Second Step Merger” and, together with the Initial Merger, the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the California General Corporation Law (the “CGCL”), General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”). The Mergers and the other transactions contemplated by any of the Merger Agreement and the Ancillary Documents are collectively hereinafter referred to as the “Transactions”.

5.	本次交易构成ASL股东大会需予审议的事项，尚需取得ASL股东大会批准。

The Transactions constitutes a matter subject to the approval at a shareholders’ general meeting of ASL.

6.	截至本协议签订之日，承诺人持有（包括直接或间接持有、实益拥有或拥有投票权）ASL股份共计455,268,915股（以下简称“相关股份”，亦指承诺人根据本协议第2条出席ASL股东大会时持有的股份数量），共计占ASL总股份的56.53%，其代表ASL全部股东表决权的56.53%。

As of the date of this Agreement, the Covenantor holds (including directly or indirectly holds, beneficially owns, or otherwise has voting power over) a total number of 455,268,915 shares of ASL (the “Relevant Shares”, which also refers to the shares held by the Covenantor when attending the shareholders’ general meeting of ASL in accordance with Section 2 of this Agreement), which together account for 56.53% of the total number of shares of ASL, representing 56.53% of the voting rights of all of ASL’s shareholders.

为此，双方就承诺人向母公司作出与本次交易有关的承诺与保证等事宜，特此订立本协议。

Therefore, the Parties hereby enter into this Agreement on commitments and guarantees, among other things, made by the Covenantor relating to the Transactions to the Parent.

1	承诺人据其应知、已知及合理判断，无条件、无保留和不可撤销地作出如下陈述和保证，该等陈述与保证视为由承诺人在本协议有效期内的每一日根据届时存在的事实和情况分别予以重述：

The Covenantor unconditionally, unreservedly and irrevocably represents and warrants as follows, based on its actual and implied knowledge and reasonable judgment, and such representations and warranties are deemed to be repeated by the Covenantor during the term of this Agreement according to the facts and circumstances then existing:

1.1	承诺人所持相关股份及其股份权利（包括但不限于表决权）上并无任何形式的担保权益，亦不存在被查封或其他限制承诺人行使股份投票权利的其他情形；

The Relevant Shares and its rights (including but not limited to voting rights) held by the Covenantor are free and clear of any form of security interest, and there are no other circumstances preventing or restricting the Covenantor from exercising the voting rights attached to the Relevant Shares;

1.2	承诺人拥有与签署和履行本协议所必须的民事权利能力和民事行为能力，能独立承担民事责任；

The Covenantor has all the necessary civil rights and civil capacity to execute and perform this Agreement and can independently assume civil liability;

1.3	本协议生效后即对承诺人具有法律约束力，除本协议另有规定外，其签署并履行本协议不与由其签署的任何已生效的契约性法律文件或者适用于承诺人的法律法规规定的义务相冲突；

This Agreement is legally binding on the Covenantor upon this Agreement coming into effect, and save as provided in this Agreement, the execution and performance of this Agreement does not conflict with any contractual legal documents in force or obligations of the Covenantor under applicable laws and regulations;

1.4	除本协议另有约定外，承诺人无需因签署或履行本协议而取得任何政府部门或任何第三方的批准、许可或授权，亦无需履行任何注册、备案、通知、报告手续；

Except as otherwise provided in this Agreement, the Covenantor shall not need to obtain any approval, permission or authorization from any governmental department or any third party to execute and perform this Agreement, nor does it need to complete any registration, filing, notification or report;

1.5	本协议构成对承诺人合法、有效、有约束力并按其条款可执行的义务；

This Agreement constitutes legal, valid, binding and enforceable obligations on the Covenantor pursuant to the terms of this Agreement;

1.6	承诺人不得签署《合并协议》或本协议项下所禁止的或可能损害各方在《合并协议》或本协议项下之任何利益的文件，或从事《合并协议》或本协议项下所禁止的或可能损害各方在《合并协议》或本协议项下之任何利益的行为；

The Covenantor shall not sign any documents or engage in any action that is prohibited by the Merger Agreement or this Agreement, or that may damage the interests of the parties under the Merger Agreement or this Agreement;

1.7	本协议生效后及本协议有效期内，承诺人不得出售、质押、转让或以其他方式处置相关股份；

Once this Agreement has come into effect and during the term of this Agreement, the Covenantor shall not sell, pledge, transfer or otherwise dispose of the Relevant Shares;

1.8	即使有本协议第1.7款之规定，本协议生效后及本协议有效期内，承诺人应当及时通知母公司其所持相关股份的变动情况（如有）。

Notwithstanding the provisions contained in Section 1.7 of this Agreement, once this Agreement has come into effect and during the term of this Agreement, the Covenantor shall promptly notify the Parent of any changes in the Relevant Shares (if any) it holds.

2	在本协议有效期内，承诺人特此同意并承诺，在本次交易取得华胜天成内部决策机构（董事会及股东大会（如需））批准后，在ASL股东大会（无论召集方式为现场、网络或其他方式）上，承诺人均应出席，和/或促使受承诺人直接或间接控制的相关股份持有人或其代理人出席该等会议，并应按照如下约定进行投票：

The Covenantor hereby agrees and undertakes that, during the term of this Agreement, upon the approval of the Transactions by the board of directors and shareholders (if necessary) of Teamsun, the Covenantor shall attend and/or procure the holder of the Relevant Shares directly or indirectly controlled by the Covenantor to attend the shareholders’ general meeting of ASL (whether or not such meeting is convened in-person, online or otherwise) in person or by proxy and vote as follows:

2.1	同意通过和批准本次交易及与本次交易有关的《合并协议》和其他附属文件（以下简称“相关议案”）；

For the adoption and approval of the Transactions and the Merger Agreement and the Ancillary Documents related to the Transactions (the “Resolutions”);

2.2	反对任何实质上或经合理预期会阻碍本次交易，或与本次交易构成竞争的行为、协议或意向性文件；

Against any act, agreement or letter of intent that will materially or is reasonably expected to impede the Transactions or compete with the Transactions;

2.3	除本次交易及根据目标公司的购股权计划里之调整政策授出的购股权或其他根据目标公司的股权激励计划授出的购股权或奖励股份外，反对任何导致目标公司被承包、托管、投资、收购、联营、合并、兼并、分立、合资、重组、清算，及出售或转让目标公司的任何股权、业务或重大资产的行为、协议或意向性文件。

Except for the Transactions and any grant of options pursuant to the true-up policy under the stock option scheme or any grant of options or awards under other share incentive schemes of the Company, against any act, agreement or letter of intent that will result in the contracting, custody, investment, acquisition, joint venture, combination, merger, division, restructuring, liquidation of the Company, or the sale or transfer of any equity, business or material assets of the Company.

3	在本协议有效期内，承诺人特此同意并承诺，其将尽其最大及合理努力：

The Covenantor hereby agrees and undertakes that, during the term of this Agreement, it will use its reasonable best efforts to:

3.1	根据相关上市规则和适用的法律法规，并在合理可行的情况下促使ASL尽快召开股东大会，以使得ASL的股东可以对相关议案进行审议和表决并通过相关议案；

Procure ASL to convene a shareholders’ general meeting as soon as reasonably practicable and in accordance with the relevant listing rules and applicable laws and regulations so as to allow shareholders of ASL to consider and vote in favor of the Resolutions;

3.2	在相关议案获华胜天成（如需）及ASL股东通过后，根据相关证券交易所上市规则和适用的法律法规，促使ASL采取任何和所有必要的行动以批准和履行《合并协议》和相关附属文件，以及实施本次交易；

Subject to approval of the Resolutions by the shareholders of Teamsun (if necessary) and ASL, procure ASL to take any and all of actions necessary to approve and implement the Merger Agreement, the Ancillary Documents and the Transactions in accordance with the relevant stock exchange listing rules and applicable laws and regulations;

3.3	在相关议案获华胜天成（如需）及ASL股东通过后，根据相关上市规则和适用的法律法规，履行任何和全部批准和履行本次交易、《合并协议》和相关附属文件所必须的注册、备案、披露、通知、报告手续及取得任何政府部门或任何第三方的批准、许可或授权（如需）。

Subject to approval of the Resolutions by the shareholders of Teamsun (if necessary) and ASL, complete any and all of the registration, filing, disclosure, notification, reporting procedures necessary and obtain any approval, permission or authorization from any governmental department or any third party (if required) to approve and implement the Merger Agreement, the Ancillary Documents and the Transactions, in accordance with the relevant listing rules and applicable laws and regulations.

4	在本协议有效期内，承诺人将不会，也不会允许其控制的任何实体和/或其委派/提名的董事（如有）作出下列行为：

During the term of this Agreement, the Covenantor will not, and will procure any entity under its control and/or its appointed/nominated directors (if any) not to do the following:

4.1	发起、鼓励他人、诱导他人或采取任何其他行为致使他人向目标公司提出收购建议；

Initiate, encourage or induce any third party, or take any other actions to cause any third party, to make an acquisition proposal to the Company;

4.2	除了根据联交所《上市规则》要求于股东通函就本次交易及《合并协议》向ASL股东提供意见外，直接或间接地鼓励、诱导或配合ASL的任何股东同意与本次交易构成竞争或反对、阻碍本次交易的任何行为、协议或意向性文件；

Except as required under the Rules Governing the Listing of Securities of the Stock Exchange to advise shareholders of ASL on the Transactions and the Merger Agreement, directly or indirectly encourage, induce or cooperate with any shareholder of ASL to agree to any activity, agreement or letter of intent that will compete with or against the Transactions, or impede the Transactions;

4.3	成为任何同意与本次交易构成竞争或反对本次交易的任何行为的ASL股东的担保人或子公司。

Become the guarantor or subsidiary of any ASL’s shareholder who agrees to compete with or against the Transactions.

5	承诺人和母公司均同意并承认：

Each of the Covenantor and the Parent hereby agrees and acknowledges that:

5.1	第一次合并受限于以下条件得以满足：(i) 相关议案分别获得ASL和华胜天成股东的股东大会（如需）通过，及(ii) 华胜天成遵守本协议第2条和第3条的规定；

The Initial Merger shall be subject to (i) the passing of the Resolutions by the shareholders of ASL and Teamsun (if necessary) at relevant shareholders’ general meetings, and (ii) compliance with Sections 2 and 3 of this Agreement by Teamsun;

5.2	目标公司或母公司均不得放弃《合并协议》中约定的与本协议下第5.1条所列事项有关的任何交割条件。

Neither the Company nor the Parent shall waive any closing conditions in the Merger Agreement concerning the receipt of the consents listed in this Section 5.1.

6	除双方另行书面同意外，本协议有效期自本协议生效之日起至以下情形较早发生之日止：（1）《合并协议》根据其条款被终止之日；或（2）《合并协议》所约定的本次交易的先决条件均已得到满足之日止。

Unless otherwise agreed in writing by the Parties, the term of this Agreement shall be from and including the date on which this Agreement comes into effect to the earlier of: (1) the termination date of the Merger Agreement in accordance with its terms; or (2) the date that the closing conditions of the Transactions as agreed in the Merger Agreement have been satisfied.

7	保密

Confidentiality

7.1	承诺人应当对本协议的条款、签署和履行，以及履行过程中知悉的任何涉及母公司的商业信息（合称“保密信息”）恪守保密义务。未经母公司书面许可，承诺人不得以任何形式将保密信息的部分或全部披露给任何第三方。

The Covenantor shall keep the terms, execution and performance of this Agreement, and any commercial information of the Parent known to the Covenantor during the performance of this Agreement (collectively, “Confidential Information”) in strict confidence. The Covenantor shall not disclose any part or all of the Confidential Information to any third party in any form without the written consent of the Parent.

7.2	本保密条款的效力及于承诺人的股东、子公司，及承诺人和承诺人的股东、子公司的董事、雇员和顾问等依据相关文件能够接触本协议所述保密信息的人员（以下简称“本方人员”）。本方人员违反本保密条款，由承诺人向母公司承担违约责任。

This confidentiality provision shall apply to the persons who have access to the Confidential Information described in this Agreement, including the shareholders and subsidiaries of the Covenantor, and the respective directors, employees and consultants of the Covenantor, its shareholders and its subsidiaries (“Persons”). The Covenantor shall be liable to the Parent for any breach of this confidentiality provision by the Persons.

7.3	当下述情况之一发生时，承诺人对相应的保密信息不受本保密条款规定义务的约束：

The following shall not constitute Confidential Information received by the Covenantor subject to the obligations of this confidentiality provision:

7.3.1	因非本方或本方人员原因使保密信息已经进入公众领域；

Information that is publicly known not due to Teamsun or the Persons;

7.3.2	适用于本方的中国法律法规或规则或香港法律法规或规则另有规定；

Information that is required to be disclosed by PRC or Hong Kong laws, regulations or rules applicable to Teamsun；

7.3.3	根据适用的法律法规、监管规则，以及对本方有管辖权的司法机关、行政管理机关、证券交易所和/或监管机构提出的要求。

Information that is required to be disclosed by applicable laws, regulations, rules, and requirements of judicial, administrative, stock exchange, and/or regulatory authorities that have jurisdiction over Teamsun.

7.4	为免疑义，承诺人确认及同意由ASL及母公司根据相关证券交易所上市规则及适用的法律法规的要求向相关监管机构及公众披露有关本协议的内容，并同意会及时向ASL及母公司及其各自的顾问提供其合理询问及索取的资讯、文件及协助，以使ASL及母公司以符合相关证券交易所上市规则及适用的法律法规的要求。

For the avoidance of doubt, the Covenantor confirms and agrees that ASL and the Parent may disclose the contents of this Agreement to the relevant regulatory authorities and the public in accordance with the relevant stock exchange listing rules and applicable laws and regulations, and agree to promptly provide information, documents and assistance to ASL and the Parent, and their respective consultants upon their reasonable request, to enable ASL and the Parent to comply with the relevant stock exchange listing rules and applicable laws and regulations.

7.5	本协议无论何等原因终止、解除，本条款继续保持其原有效力。

This confidentiality provision shall survive termination or release of this Agreement.

8	适用法律及争议解决

Governing law and dispute resolution

8.1	本协议的订立、效力、解释、履行，以及由本协议产生及与其有关之争议的解决均适用香港法律并受其管辖。

The execution, effect, interpretation, performance of this Agreement, and any disputes arising out of and in connection with this Agreement shall be governed by the laws of Hong Kong.

8.2	本协议的条款仅供本协议各方及其各自的继承人或许可的受让人使用。 《合约（第三者权利）条例》（香港法例第623章）不适用于本协议，除本协议各方外，任何人均不享有本协议项下的任何权利，本协议各方外的任何人亦不得执行本协议项下的任何权利。

The terms of the Agreement are intended solely for the benefit of each party hereto and its respective successors or permitted assigns. The Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall not apply to this Agreement and no person other than the parties hereto shall have any rights under it, nor shall it be enforceable by any person other than the parties to it.

8.3	因本协议履行过程中引起的或与本协议相关的任何争议，双方应争取以友好协商的方式迅速解决，如果在一方向另一方发出要求协商解决的书面通知后15天之内争议仍然得不到解决，任何一方均可将有关争议提交给香港国际仲裁中心，由该会按照其届时有效的仲裁规则仲裁解决。仲裁地点在香港。仲裁裁决是终局性的，对双方均有约束力。

The Parties shall seek to resolve any dispute arising from or in connection with the performance of this Agreement promptly by friendly negotiation. If any dispute remains unresolved within 15 days after one party notifies the other party in writing of its wish to negotiate, either party can submit the dispute to the Hong Kong International Arbitration Centre for arbitration pursuant to the arbitration rules in force at that time. The seat of arbitration is Hong Kong. The arbitration award is final and binding on the Parties.

9	其他

Miscellaneous

9.1	如承诺人违反本协议下的任何约定，承诺人应当向母公司赔偿因此造成的直接实际损失，包括但不限于为本次交易而发生的审计费用、评估费用、券商费用、律师费用、差旅费用、谈判费用等。

If the Covenantor breaches any term of this Agreement, the Covenantor shall indemnify the Parent for its direct actual losses, including but not limited to any audit fees, valuation fees, brokerage fees, legal fees, travel expenses and negotiation fees arising from the Transactions.

9.2	本协议下的所有通知、同意、豁免和其他通信均应采用书面形式，并且在通过以下方式送达时视为已妥为送达：（1）亲自交付时，（2）通过传真或其他电子方式，并在收到时予以确认，（3）如果由信誉良好、全国公认的隔夜快递服务发出， 则于发送后的一个工作日，或者（iv）如果通过预付费且要求回执的挂号信寄出，则于邮寄后三个工作日。送达地址如下（或通过通知告知的其他送达地址）：

All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

母公司 If to Parent to: ChaSerg Technology Acquisition Corp. 533 Airport Blvd., Suite 400 Burlingame, CA 94010 收件人Attn：Lloyd Carney 电子邮件Email：##########	并抄送（不视为通知） with a copy (which will not constitute notice) to: Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 收件人Attn：Joshua Dubofsky, Terris Tang 电子邮件Email: ##########
华胜天成 If to Teamsun, to: 华胜天成科技(香港)有限公司 Room No. 907, 9th Floor, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong 收件人Attn：Wang Weihang	并抄送（不视为通知） with a copy (which will not constitute notice) to: Automated Systems Holdings Limited 15/F, Topsail Plaza, 11 On Sum Street, Shatin, Hong Kong 收件人Attn：Wang Yueou
9.3	承诺人未取得母公司事先书面同意，不得将其在本协议项下的权利、义务或责任转让给任何第三方。承诺人的继受人或经许可的受让人（如有）须继续履行承诺人在本协议项下各自的义务。

The Covenantor may not assign its rights, obligations or liabilities under this Agreement to any third party without the prior written consent of the Parent. The successor or agreed assignee (if any) of the Covenantor shall continue to perform the obligations of the Covenantor under this Agreement.

9.4	承诺人声明及确认，除本协议另有约定外，本协议效力独立于《合并协议》及其他附属文件。《合并协议》及其他附属文件不成立、不生效、无效、部分无效或被撤销、被解除并不影响本协议的效力。

The Covenantor represents and confirms that, except as otherwise provided in this Agreement, the validity of this Agreement is independent of the Merger Agreement and the Ancillary Documents. The validity of this Agreement is not affected by any invalidity, partial invalidity, revocation or rescission of the Merger Agreement or any of the Ancillary Documents.

9.5	本协议由中文和英文两种文本写成。若两种文本间出现任何不一致，则以英文文本为准。

This Agreement is written in the Chinese and English languages. In case of any discrepancy between the Chinese and English versions, the English version shall prevail.

9.6	本协议自双方法定代表人/授权代表签字之日起生效。本协议正本一式 3 份，承诺人持有 2 份，母公司持有 1 份，具有同等法律效力。

This Agreement shall come into effect on the date of execution. There are 3 originals of this Agreement with equal legal effect, of which the Covenantor holds 2 originals, and the Parent holds 1 original.

10	双方已阅读本协议所有条款。双方对本协议条款的含义及相应的法律后果已全部通晓并充分理解。

The Parties has read all of the terms of this Agreement and has fully understood the meaning of the terms of this Agreement and the corresponding legal consequences.

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《投票协议》之签署页

Signature Page to the Voting Agreement

承诺人：华胜天成科技(香港)有限公司

The Covenantor: Teamsun Technology (HK) Limited

签字：____________________

Signed by:

姓名：

Name:

职务：

Title:

母公司：ChaSerg Technology Acquisition Corp.

The Parent: ChaSerg Technology Acquisition Corp.

签字：____________________

Signed by:

姓名：

Name:

职务：

Title: